SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)

December 21, 1998

LASER TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)



Delaware                   1-11642                 840970494
(State of incorporation) (Commission file number) (IRS Employer
                                                   Identification
                                                   No.)

7070 S TUSCON WAY, GARDEN LEVEL B, ENGLEWOOD, CO    80112
(Address of principal executive offices)          (Zip Code)

(303) 649-1000
(Registrant's telephone number)

Not Applicable
(Former name and address)


     Item 4.  Changes in Registrant's Certifying Accountant

     BDO Seidman, LLP ("BDO") served as independent accountant for the Company for the years ended September 30, 1993 through 1997. On December 21, 1998, BDO resigned as independent accountant for the Company, citing the following reportable events:

     1. The Company's internal controls cannot be relied upon to develop reliable financial statements.

     2. Information has come to BDO's attention which indicates that they can no longer rely on management's representations.

     3. BDO has concluded that the above events materially impact the reliability of the financial statements for the fiscal years ending September 30, 1993, 1994, 1995, 1996 and 1997. Therefore, BDO is unwilling to be associated with the above mentioned financial statements and has withdrawn its opinions on those years.

     The Audit Committee of the Company's Board of Directors is conducting an investigation of the Company's accounting systems and procedures. During the pendency of the investigation, the Company has appointed an interim Chief Financial Officer who reports directly to the Audit Committee and has instituted additional internal controls to ensure the integrity of the investigation and the Company's financial reporting processes. The Company is actively seeking a new independent accountant.

     Although the Audit Committee has not completed its investigation, management of the Company believes that the Company's internal controls are adequate, that management's representations can be relied on by the Company's auditors and that the Company's prior financial statements are accurate in all material respects.

     The Registrant has submitted a copy of this Form 8-K to BDO and has requested that BDO furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. The Registrant has requested that BDO provide the letter as promptly as possible so that the Registrant can file the letter with the Commission within ten business days after the date of filing this Form 8-K, by amendment to this Form 8-K.


       Item 7.  Financial Statements and Exhibits

     c.  Exhibits

Exhibit No.        Description

16                 To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 1998        LASER TECHNOLOGY INC.

                               By:  /s/ David W. Williams
                                        David W. Williams
                                        President